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                                 UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549


                                   FORM 8-K

                                CURRENT REPORT

    PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934



       Date of Report (Date of earliest event reported): AUGUST 28, 1998



                            NEWPARK RESOURCES, INC.
            (Exact name of registrant as specified in its charter)



        DELAWARE                     1-2960                   72-1123385
(State or other jurisdiction      (Commission             (IRS Employer
 of incorporation)                File Number)            Identification No.)


 3850 NORTH CAUSEWAY, SUITE 1770                                70002
       METAIRIE, LOUISIANA                                    (Zip Code)
(Address of principal executive offices)


Registrant's telephone number, including area code: (504) 838-8222
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ITEM 7.   FINANCIAL STATEMENTS AND EXHIBITS.

     (a)  Financial Statements

          None.

     (b) Pro forma Financial Information

          None.

     (c)  Exhibits

          None.

ITEM 9.   SALES OF EQUITY SECURITIES PURSUANT TO REGULATION S.

          On August 28, 1998, Newpark Resources, Inc., a Delaware corporation ("Newpark"), concluded a private placement of shares of its Common Stock, $0.01 par value per share (the "Newpark Common Stock"), in accordance with Regulation S of the Securities Act of 1933, as amended. In such placement, Newpark issued an aggregate of 550,000 shares of Newpark Common Stock (the "Newpark Shares"), and made a cash payment of $2,000,000 (Cdn.), in exchange for all of the issued and outstanding shares of capital stock of ProActa Environmental Services, Inc., an Alberta corporation ("ProActa"). The shares of capital stock ProActa were held by a corporation incorporated under the laws of Alberta, Canada, and by a
Canadian citizen residing in Alberta.   The Newpark Shares were valued at $3.4
million, based on the closing sales price of the Newpark Common Stock as reported by the New York Stock Exchange on August 28, 1998. No commission or underwriter's discount was paid or provided to any person in connection with this private placement of securities.


                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed by the undersigned hereunto duly authorized.

                                         NEWPARK RESOURCES, INC.



Dated:  August 31, 1998                  By:   /s/ Eric Wingerter
                                            ------------------------------
                                            Eric Wingerter, Vice President


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